Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $250,000,000 aggregate principal amount of 6.724% Senior Notes due June 15, 2036 of Puget Sound Energy, Inc., registered pursuant to the Post-Effective Amendment No. 1 to Registration Statement (Registration No. 333-132497-01) on Form S-3 filed on June 22, 2006, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$26,750

Printing and engraving expenses	$25,000

Legal fees and expenses	$100,000

Accounting fees and expenses	$30,000

Rating Agency expenses	$50,000

Miscellaneous	$10,250

Total	$242,000